UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): June 17, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 17, 2015 (the "Effective Date"), Empire Global Corp. (the "Company") entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC (the "Investor"), for the sale of a 9.1% Original Issue Discount ("OID") convertible note (the "Note") with a principal amount of $330,000 (the "Maturity Amount") bearing interest at a rate of 10% per annum due 21 months after the issue date. The Note is convertible into shares of common stock of the Company at a fixed price of $1.00 per share subject to adjustment if the Company issues additional shares at a price below the conversion price (the "Conversion Option").

In consideration for the Note the Investor will deliver to the Company a cash amount of $100,000 (the "Initial Cash Purchase Price") and two (2) $100,000 8% notes (the "Investor Notes") for a total commitment of $300,000. The financing closed on June 18, 2015 (the "Closing Date"). On the Closing Date the Company received the Initial Cash Purchase Price of $100,000 and paid an OID of $10,000 plus $5,000 for due diligence and legal fees as well as $8,000 in commission to the Company's placement agent related to the transaction (the "Fees").

The Company will make a total of 15 installment payments beginning 180 days from the Closing Date. The Company may prepay the note at an amount equal to 125% of the outstanding principal and unpaid interest.

In the event of a default, the Note may be accelerated by the Investor. The outstanding balance is immediately due and payable at an interest rate of the lesser of 22% per annum (or the maximum rate permitted by law) applied to the outstanding balance.


Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The total proceeds the Company received from this offering was $115,000, less the original issue discount of $10,000 plus the Fees of $13,000. As of the date of the Note, the Company is obligated on the Note issued to the Investor in connection with the offering. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.


Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In addition, the Company issued to the Investor a warrant to purchase 50% of the Maturity Amount or approximately 165,000 shares of the Company's common stock, subject to adjustment in the event of a cashless exercise, as defined in the warrant. The warrant is exercisable at $1.00 per share (the "Exercise Price") for a period of three years on a cash or cashless basis. If the Company at any time while the warrant is outstanding sells or otherwise disposes of any securities, including any common stock issued under the Note, at an effective price per share less than the Exercise Price then the Exercise Price will be reduced to such price provided that the number of shares of common stock issuable under the warrant may not exceed a number of shares equal to three (3) times the number of shares of common stock issuable under the warrant as of the Effective Date.

The Company will make automatic installment payments equal to the sum of all accrued but unpaid interest and principal amount equal to approximately
$22,000 monthly beginning 180 days (six (6) months) after the Closing Date. Payments of each installment amount may be made in cash or by converting such installment amount into common stock. The conversion price for each installment conversion will be the lesser of (i) $1.00, and (ii) 70% (the "Conversion Factor") of the average of the three lowest closing bid prices in the 20 trading days immediately preceding the applicable conversion (the "Market Price"), provided that if at any time the average of the three lowest closing bid prices in the 20 trading days immediately preceding any date of measurement is below $0.40, then in such event the then-current Conversion Factor will be reduced to 60% for all future conversions.

The Investor may, in its discretion, apply the Conversion Option to an installment conversion.

If the Company elects to make a payment installment in Common shares, then on the date that is 20 trading days following the Installment Date (the "True-up Date"), if the installment conversion price on that date is less than the installment conversion price used in the applicable installment notice the Company will deliver additional shares to the Investor. These additional shares will be equal to the difference between the number of shares that would be delivered to the Investor at the time of the true-up date and the amount originally delivered.

Additionally, in order to elect to make installment payments in common shares the Company must maintain Equity Conditions which include:

 -  that no events of default have occurred;
 - on the instalment or true-up date the average (and median) daily Dollar Volume of the Company's common stock for the previous 20 trading days must be greater than $5,000;
 - the 10 day average VWAP (Volume Weighted Average Price) of the Company's common stock must be greater than $0.10; and
 -  the Company's common stock must be DWAC eligible.

Except with regards to securities issued under an approved stock plan of the Company, if, at any time that the Note is outstanding, the Company sells or issues any of its securities to the Investor or a third party for a price that is less than the Optional Conversion, then such Optional Conversion will automatically be reduced to such lower issuance price.

The Investor is prohibited from owning more than 4.99% of the Company's outstanding shares pursuant to the Note and warrants, unless the market capitalization of the Company's common stock is less than $10,000,000, in which case the Investor is prohibited from owning more than 9.99% of the Company's outstanding shares.

In addition, Empire State Financial Inc. ("ESFI") of Long Island, NY served as placement agent for the Company in the Transaction. The Company paid commissions of $8,000 to ESFI and will issue an amount of Common Shares of the Company equal to 6% of the aggregate Initial Cash Purchase price based upon the price of the Common Stock as offered in the Transaction.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Investor is an accredited investor, with access to information about the Company and their investment, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description of Exhibit

2.1 Securities Purchase Agreement by and among the Company and Typenex Co-Investment, LLC, dated June 17, 2015

2.2           Convertible Promissory Note issued to Typenex Co-Investment, LLC

2.3 Form of Warrant to Purchase Shares of Common Stock issued to Typenex Co-Investment, LLC




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  June 22, 2015.               EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer